SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                         AMR CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

          Delaware                           75-1825172
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)          Identification No.)


                     4333 Amon Carter Blvd.
                    Fort Worth, Texas  76155
      (Address of Principal Executive Offices and Zip Code)




        $uper $aver - A 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries
                    (Full Title of the Plan)


                      Gary F. Kennedy, Esq.
            Senior Vice President and General Counsel
                     4333 Amon Carter Blvd.
                    Fort Worth, Texas  76155
             (Name and Address of Agent for Service)

                         (817) 963-1234
  (Telephone Number, Including Area Code, of Agent For Service)


          DEREGISTRATION OF THE REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement on Form S-8 (Registration No. 333-61116) (the "Registration Statement") of AMR Corporation (the "Company") pursuant to which the Company registered (i) 5,000,000 shares of its common stock, par value $1.00 per share (the "Stock"), to be offered or sold pursuant to the provisions of the $uper $aver - A 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries (the "Plan"), and (ii) an indeterminate amount of interests in the Plan. The Registration Statement was filed with the Securities and Exchange Commission on May 17, 2001.

Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Company hereby removes from registration any and all shares of Stock registered under the Registration Statement which have not been issued. The Plan, pursuant to which the Stock would have been issued, no longer offers the Stock as an investment option for participants in the Plan.





                           SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf and on behalf of the other signatories of the Registration Statement pursuant to Rule 478(a)(4) of the Securities Act of 1933, as amended, by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 24, 2004.


                         AMR CORPORATION


                                   By: /s/ Charles D. MarLett
                                       Name:  Charles D. MarLett
                                       Title:  Corporate Secretary


The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Pension Benefits Administration Committee of American Airlines, Inc. has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 24, 2004.


                                   $UPER $AVER - A 401(K) CAPITAL
                                   ACCUMULATION PLAN FOR
                                   EMPLOYEES OF PARTICIPATING AMR
                                   CORPORATION SUBSIDIARIES


                                   By: /s/ Jeffrey Brundage
                                       Name: Jeffrey Brundage
                                       Title: Chair of Pension Benefits
                                            Administration Committee